EXHIBIT 5.1

              Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
                the validity of the Common Stock being registered


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                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005

                            Telephone: (202) 434-4660
                           Telecopier: (202) 434-4661


April 30, 1997

Board of Directors
Fidelity Bancorp, Inc.
1009 Perry Highway
Pittsburgh, Pennsylvania  15237

          RE:     Registration Statement on Form S-8:
                  ----------------------------------
            Fidelity Bancorp, Inc. 1993 Employee Stock Compensation Program Fidelity Bancorp, Inc. 1993 Directors Stock Option Plan
            Fidelity Savings Association Employees Stock Compensation Program

Gentlemen:

      We have acted as special counsel to Fidelity Bancorp, Inc., a State of Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 147,538 shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued under the Fidelity Bancorp, Inc. 1993 Employee Stock Compensation Program, the Fidelity Bancorp, Inc. 1993 Directors Stock Option Plan and the Fidelity Savings Association Employee Stock Compensation Program (collectively, the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

      We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                     Sincerely,

                                     /s/ Malizia, Spidi, Sloane & Fisch, P.C.

                                     Malizia, Spidi, Sloane & Fisch, P.C.

Washington, D.C.